UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 16, 2015

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

TWENTY-FIRST CENTURY FOX, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2015, Twenty-First Century Fox, Inc. (the “Company”) announced a series of senior management changes which will take effect July 1, 2015. K. Rupert Murdoch, the Company’s founder and Chairman and Chief Executive Officer, together with Lachlan K. Murdoch, the Company’s Co-Chairman, will become Executive Co-Chairmen of the Board of Directors of the Company (the “Board”). Chase Carey, the Company’s Deputy Chairman, President and Chief Operating Officer, will become the Executive Vice Chairman of the Board and serve in that role through June 30, 2016. James R. Murdoch, the Company’s Co-Chief Operating Officer, will become Chief Executive Officer and will continue to serve as a Director of the Company.

Mr. L.K. Murdoch, age 43, has been a Director of the Company since 1996 and the Company’s Co-Chairman since 2014. He has served as Executive Chairman of NOVA Entertainment since 2009. He served as a Director of Ten Network Holdings Limited from 2010 to 2014 and as its Non-Executive Chairman from 2012 to 2014, after serving as its Acting Chief Executive Officer from 2011 to 2012. Mr. L.K. Murdoch has served as the Executive Chairman of Illyria Pty Ltd, a private investment company, since 2005. Since 2013, he has served as a Director of News Corporation and as its Co-Chairman since 2014. He previously served as an advisor to the Company from 2005 to 2007, and as the Company’s Deputy Chief Operating Officer from 2000 to 2005. While at the Company, he also served as Chairman of Fox Television Stations and as Publisher of the New York Post.

Mr. J.R. Murdoch, age 42, has been a Director of the Company since 2007 and the Company’s Co-Chief Operating Officer since 2014. He previously served as the Deputy Chief Operating Officer and Chairman and CEO, International of the Company from 2011 to 2014, after serving as the Company’s Chairman and Chief Executive, Europe and Asia beginning in 2007. Mr. J.R. Murdoch was the Chief Executive Officer of British Sky Broadcasting Group plc (now known as Sky plc (“Sky”)) from 2003 to 2007. Mr. J.R. Murdoch has served as a Director of Sky since 2003 and served as its Non-Executive Chairman from 2007 to 2012. He has served on the Supervisory Board of Sky Deutschland since 2013 and served as its Chairman from 2013 to 2014. Since 2013, he has served as a Director of News Corporation. Mr. J.R. Murdoch was the Chairman and Chief Executive Officer of STAR Group Limited, a subsidiary of the Company, from 2000 to 2003. Mr. J.R. Murdoch previously served as an Executive Vice President of the Company, and served as a member of the Company’s Board from 2000 to 2003. Mr. J.R. Murdoch served as a Director of GlaxoSmithKline plc from 2009 to 2012 and as a Director of Sotheby’s from 2010 to 2012.

Mr. L.K. Murdoch and Mr. J.R. Murdoch are brothers, and they are the sons of Mr. K.R. Murdoch. There are no related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K in connection with the appointments described above.

A copy of the Company’s press release announcing the above matters is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1	Press release of Twenty-First Century Fox, Inc., dated June 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC. (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: June 22, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press release of Twenty-First Century Fox, Inc., dated June 16, 2015.